Exhibit 99.4

EMPLOYMENT AGREEMENT AND GENERAL RELEASE

This Employment Agreement and General Release (“Agreement”) is entered into by and between Telephone and Data Systems, Inc. on behalf of itself and its subsidiaries, partnerships, affiliates, business units and related entities (“TDS”) and Sandra L. Helton (“Ms. Helton”).

WHEREAS, TDS is in the business of providing telephone, cellular or personal communication, and other communication services to its customers;

WHEREAS, Ms. Helton is an employee of TDS and holds the position of Executive Vice President and Chief Financial Officer;

WHEREAS, Ms. Helton has acquired extensive knowledge of and experience in TDS’ business during her employment at TDS;

WHEREAS, Ms. Helton and TDS desire to continue their employment relationship until the end of the day on December 31, 2006, when Ms. Helton will resign from TDS;

NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement and for other good and valuable consideration, the adequacy and receipt of which the parties expressly acknowledge, Ms. Helton and TDS agree as follows:

1.             Employment Period and Responsibilities.  TDS will continue to employ Ms. Helton as Executive Vice President and Chief Financial Officer until the end of the day on December 31, 2006 (the “Resignation Date”), and Ms. Helton hereby resigns from TDS effective as of the end of the day on December 31, 2006.

2.             Performance Standards.  Through December 31, 2006, Ms. Helton agrees to fully and continuously carry out the duties and responsibilities of her position to the best of her abilities.

3.             Base Salary.  TDS will continue to pay Ms. Helton her current annual base salary through December 31, 2006.  Such base salary will be payable in accordance with TDS’ semi-monthly payroll policy.

4.             Covenants.

(a)           General.  Ms. Helton and TDS understand and agree that the purpose of the provisions of this Paragraph 4 is to protect legitimate business interests of TDS, as more fully described below, and is not intended to impair or infringe upon Ms. Helton’s right to work, earn a living, or acquire and possess property from the fruits of her labor.  Ms. Helton hereby acknowledges that the post-employment restrictions set forth in this Paragraph 4 are reasonable and that they do not, and will not, unduly impair her ability to earn a living after the resignation of her employment with TDS.  Therefore, subject to the limitations of reasonableness imposed by law upon restrictions set forth herein, Ms. Helton shall be subject to the restrictions set forth in this Paragraph 4.

(b)           Definitions.  The following capitalized terms used in this Paragraph 4 shall have the meanings assigned to them below, which definitions shall apply to both the singular and the plural forms of such terms:

“Competitor” refers to any person, firm, corporation, partnership or other business entity, including but not limited to any sole proprietorship or other business form, engaged in or about to engage in the sale or marketing of any product or service that is (i) substantially similar to or directly competitive with any product or service that TDS currently sells or offers to sell with which Ms. Helton has been directly concerned or of which she has substantive knowledge through her work for TDS during the preceding one (1) year; or (ii) based on information or technology of the kind or type acquired, developed or being developed, produced, marketed, distributed, planned, furnished or sold by TDS with which Ms. Helton has been directly concerned or of which she has substantive knowledge through her work for TDS during the preceding one (1) year; or (iii) with respect to which she has acquired “Confidential Information,” defined below.

“Competitive Business” shall refer to any person, firm, corporation, partnership or other business entity, including but not limited to any sole proprietorship or other business form engaged in or about to engage in (1) the sales or marketing of telephone, cellular or personal communication or other communication services or any related industry in which Ms. Helton has been directly concerned or of which she has gained substantive knowledge through her work for TDS; (2) the sale or marketing of any product or service substantially similar to or directly competitive with any product or service that TDS sells or offers to sell with which she has been directly concerned or of which Ms. Helton has gained substantive knowledge through her work for TDS during the preceding one (1) year; or (3) the sale or marketing of any product or service that is based on information or technology of the kind or type acquired, developed or being developed, produced, marketed, distributed, planned, furnished or sold by TDS with which Ms. Helton has been directly concerned or of which she has gained substantive knowledge through her work for TDS during the preceding one (1) year; or (4) the production, licensing, sale or marketing of any product or service with respect to which she has acquired “Confidential Information”, defined below.

“Confidential Information” means any confidential or proprietary information possessed by TDS without limitation, any confidential “know-how”, customer lists, details of client or consultant contracts, current and anticipated customer requirements, pricing policies, price lists, market studies, business plans, operational methods, marketing plans or strategies, product development techniques or plans, computer software programs (including object code and source code), data and documentation, data base technologies, systems, structures and architectures, inventions and ideas, past, current and planned research and development, compilations, devices, methods, techniques, processes, financial operating and statistical information and data, business strategy or acquisition plans, new personnel acquisition plans and any other information that would constitute a trade secret under the common law or statutory law of the State of Illinois.

“Person” means any individual or any firm, corporation, partnership, or other business entity.

“Principal or Representative” means a principal, owner, partner, shareholder, joint venturer, member, trustee, director, officer, manager, employee, agent, representative, consultant, investor or lender.

“Protected Employees” means employees of TDS who were employed by TDS at any time within six (6) months prior to December 31, 2006.

(c)           Restriction on Disclosure and Use of Confidential Information.  Ms. Helton understands and agrees that the Confidential Information constitutes a valuable asset of TDS and its affiliated entities, and may not be converted to Ms. Helton’s own use.  Accordingly, Ms. Helton hereby agrees that she shall not, directly or indirectly, at any time during her employment with TDS and for a five (5) year period after the termination of her employment reveal, divulge or disclose to any Person not expressly authorized by TDS any Confidential Information, and Ms. Helton shall not, directly or indirectly, at any time during the five (5) year period after the termination of her employment, use or make use of any Confidential Information in connection with any personal or other business activity other than that of TDS.  The parties acknowledge and agree that this Agreement is not intended to, and does not, alter either TDS’ rights or Ms. Helton’s obligations under any state or federal statutory or common law regarding trade secrets and unfair trade practices.  The parties acknowledge and agree that this provision is not intended to preclude Ms. Helton from performing services on behalf of any entity subsequent to the expiration of the noncompetition period set forth in Paragraph 4(e) below.  Further, this provision is not intended to limit Ms. Helton’s use of her general financial and business expertise to perform services for entities that are not Competitors.

(d)           Nonsolicitation of Protected Employees.  Ms. Helton understands and agrees that the relationship between TDS and each of its Protected Employees constitutes a valuable asset of TDS and may not be converted to Ms. Helton’s own use.  Accordingly, Ms. Helton hereby agrees that during her employment with TDS and for a two (2) year period after the termination of her employment she shall not directly or indirectly on her own behalf or as a Principal or Representative of any Person solicit any Protected Employee to terminate his/her employment with TDS.

(e)           Noncompetition.  Ms. Helton also agrees that, during her employment with TDS and for a twelve (12) month period after the termination of her employment, she shall not, without TDS’s express written permission, on her own behalf or on behalf of any third party (except TDS), directly or indirectly, as a sole proprietor, partner, stockholder, joint venturer, member, trustee, director, officer, manager, employee, agent, representative, consultant, investor, lender, or in any other capacity whatsoever, (1) engage in any Competitive Business, or (2) invest in, act as a Principal or Representative to, participate in the ownership or management of or enter the employ of, any Competitor or Competitive Business anywhere within the continental United States, provided, however, that the foregoing shall not prevent her from working for or performing services on behalf of a Competitor or Competitive Business if such Competitor or Competitive Business is also engaged in other lines of business and if her employment or services are restricted to such other lines of business, and she will not provide support, advice, instruction, direction or other guidance to lines of business that constitute the Competitor or Competitive Business.  Notwithstanding the foregoing, Ms. Helton shall retain the right to invest or have an interest in entities traded on any public market or offered by any national brokerage house, provided that said interest does not exceed one percent (1%) of the voting control of said entity.

(f)            Acknowledgements and Authorizations.  Ms. Helton acknowledges that the covenants in Paragraph 4 have a unique, very substantial and immeasurable value to TDS.  Ms. Helton recognizes, acknowledges and agrees that the business of TDS is, and is expected to continue to be, conducted throughout the United States and that more narrow geographical limitations of any nature on this non-competition covenant are therefore not appropriate.  Ms. Helton further acknowledges and agrees that the covenant not to compete set forth in Paragraph 4(e) and its geographic coverage and duration of time are reasonable in scope.  Ms. Helton hereby authorizes TDS to notify her actual or prospective future employers of the terms of this Paragraph 4 and her responsibilities hereunder.

(g)           Exceptions from Disclosure Restrictions.  Anything herein to the contrary notwithstanding, Ms. Helton shall not be restricted from disclosing or using Confidential Information that:  (i) is or becomes generally available to the public other than as a result of an unauthorized disclosure by Ms. Helton or her agent; (ii) becomes available to Ms. Helton in a manner that is not in contravention of applicable law from a source (other than TDS or one of its or their officers, employees, agents or representatives) that is not known by Ms. Helton to be bound by a confidential relationship with TDS or by a confidentiality or other similar agreement; (iii) was known to Ms. Helton on a non-confidential basis and not in contravention of applicable law or a confidentiality or other similar agreement before its disclosure to Ms. Helton by TDS; or (iv) is required to be disclosed by law, court order or other legal process; provided, however, that in the event disclosure is required by law, court order or legal process, Ms. Helton shall provide TDS with prompt notice of such requirement so that Ms. Helton may seek an appropriate protective order prior to any such required disclosure by Ms. Helton.

5.             Injunctive Relief.   Without limiting the rights of TDS to pursue and obtain any other legal and/or equitable remedy available to it for any breach by Ms. Helton of the covenants contained in Paragraph 4, Ms. Helton further acknowledges that a breach of those covenants would cause a loss to TDS which could not reasonably or adequately be compensated in damages in an action at law, that remedies other than injunctive relief could not fully compensate TDS for a breach of those covenants and that, accordingly, TDS shall be entitled to injunctive relief to prevent or stop any breach or continuing breaches of Ms. Helton’s covenants set forth in Paragraph 4.  Ms. Helton and TDS intend that if, in any action before any Court empowered to enforce those covenants, the Court finds any term, restriction, covenant or promise to be unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such Court.

6.             Separation Pay.  Provided that Ms. Helton has executed and not revoked the general release and covenant not to sue described in Paragraphs 19 and 20 below, on the business day immediately after December 31, 2006, TDS will pay Ms. Helton a cash amount equal to twelve (12) months of her current salary and the cash equivalent of twelve (12) months of healthcare coverage, minus required withholding.

7.             Employment Benefits.  Except as otherwise provided herein, TDS will maintain all of Ms. Helton’s current TDS employment benefits until the Resignation Date when they will cease in accordance with the terms of the respective benefit plans.

8.             Stock Options.  Ms. Helton will have the right to exercise in accordance with the provisions of the TDS Long-Term Incentive Program (“the Plan”) or any successor plan and any stock option agreements thereunder (“the Stock Option Agreements”) those stock options which were previously granted to her under the Plan, that are exercisable as of the Resignation Date, and that otherwise have not expired in accordance with the provisions of the Plan or the Stock Option Agreements.  Ms. Helton agrees that she shall not exercise any stock options until on or after February 1, 2007 (the “Reference Date”).  TDS will seek approval of the TDS Board of Directors (including the Compensation Committee thereof) to extend Ms. Helton’s right to exercise these stock options up to and including ninety (90) days after the Reference Date, provided however that 90 days will be extended by the number of days of any blackout period to which Ms. Helton may be subject (i.e., Ms. Helton may exercise options during the 90 day period beginning on the later of (i) February 1, 2007 or (ii) the first day on which trading is permitted after TDS removes any blackout period to which Ms. Helton may be subject).  This Employment Agreement is contingent on approval by the TDS Board of Directors (including the Compensation Committee) of the extended right to exercise options described in this Paragraph 8.  Ms. Helton will not be entitled to receive any additional stock options after the date hereof.

9.             Restricted Stock.  TDS will pay Ms. Helton twenty-five percent (25%) of the value of the restricted stock awarded to her in 2005, minus required withholding.  The value of this restricted stock will be determined based on the closing price of the stock on the date she executes this Agreement.  All restricted stock shares granted to Ms. Helton under the Plan which do not become nonforfeitable on or prior to the Resignation Date will be forfeited on the Resignation Date, subject to any contrary provision of the Plan or any restricted stock agreements thereunder.  Ms. Helton will not be entitled to receive any additional restricted stock on or after the date hereof.

10.           Bonus.  Ms. Helton will be eligible to receive a bonus for the performance year 2006 of $275,600.  Such bonus will be paid to Ms. Helton as soon as possible in 2007.  Ms. Helton will not be eligible to receive a bonus for the 2007 performance year or thereafter.

11.           Vacation and Personal Days.  Shortly after Ms. Helton’s Resignation Date, Ms. Helton will be paid for any unused vacation days she has accrued prior to December 31, 2006.  Ms. Helton will not accrue any vacation or personal days after December 31, 2006.

12.           Pension, 401(k), SERP Payments.  TDS will pay Ms. Helton her vested pension, 401(k), and SERP balances in accordance with the terms of the applicable plans.  TDS will make Pension Plan and SERP contribution payments on behalf of Ms. Helton for the year 2006 but will not thereafter make any further pension or SERP contributions on behalf of Ms. Helton.

13.           Return of TDS Property.  Ms. Helton agrees to return on or before December 31, 2006 to TDS all of TDS’ information and property in her possession.  Ms. Helton hereby represents to TDS that she maintains no TDS information or property on her home personal computer, personal laptop (if any) or personal email accounts.  This information and property includes, but is not limited to, TDS’ mailing lists, reports, files, memoranda, records, computer hardware, software, credit cards, door and file keys, computer access codes or disks and instructional manuals, and other physical or personal property which she received or prepared or helped prepare in connection with her employment with TDS.  Ms. Helton further agrees that she will not retain any copies, duplicates, reproductions or excerpts of this property.

14.           Resignation From Offices and Committees.  Effective as of the end of the day on December 31, 2006, Ms. Helton hereby resigns from any and all offices and positions she may hold with TDS and from membership on any committees of TDS (“TDS Offices and Positions”), including but not limited to the following offices and positions:  (i) director of Telephone and Data Systems, Inc. and member of Pricing Committee of Telephone and Data Systems, Inc. board of directors; (ii) director of United States Cellular Corporation (“USCC”); (iii) director of TDS Telecommunications Corporation (“TDS Telecom”); (iv) officer and/or director of any and all subsidiaries of Telephone and Data Systems, Inc., U.S. Cellular or TDS Telecom; and (v) member of Investment Committee of Telephone and Data Systems, Inc.

15.           Cooperation.  Ms. Helton agrees to cooperate with TDS regarding any pending or subsequently filed litigation, proceeding, claim or other disputed item involving TDS that relates to the matters within her knowledge or responsibility during her employment, provided, however, that such cooperation will not be required if a conflict of interest exists between TDS and Ms. Helton, or she is precluded by law or legal order from cooperating with TDS.  Without limiting the foregoing, she agrees (i) to meet with TDS’s representatives, its counsel or other designees at mutually convenient times and places with respect to any items within the scope of this paragraph; (ii) to provide truthful testimony before any court, agency or other legal authority; and (iii) to notify TDS when permitted to do so by law within three (3) business days if she is contacted by any adverse party or legal authority or by any representative of an adverse party or legal authority.  Should it become necessary to meet with TDS’ representatives, its counsel or other designees, Ms. Helton will receive reimbursement for actual lost wages and actual expenses that are reasonable and customary under TDS’ expense policies and its by-laws relating to indemnification.

16.           Disclosure of Agreement.  TDS and Ms. Helton will issue the attached press release (Exhibit A) and communications to employees (Exhibit B) regarding Ms. Helton’s resignation.  Ms. Helton acknowledges and agrees that TDS is required to disclose Ms. Helton’s resignation and the terms of this Agreement, including the filing of a copy of this Agreement, pursuant to requirements of the Securities and Exchange Commission, the American Stock Exchange and/or other laws, rules or regulations.  Nothing herein shall restrict in any way any disclosure by TDS or Ms. Helton pursuant to any laws, rules or regulations.

17.           Communications.

a.             Ms. Helton agrees that she has not and will not directly or indirectly make any disparaging communication, or release any information or encourage others to make any communication or release any information, that is designed to embarrass or disparage TDS or TDS’ policies or practices to any person, including TDS’ investors, customers, vendors, competitors, associates, former associates, potential associates or the press or other media in any country; provided, that it will not be a violation of this paragraph for her to make truthful statements when required by legal process to do so by a court of law, by any governmental agency having supervisory authority over the business of TDS or by any administrative or legislative body (including a committee thereof) with the jurisdiction to order Ms. Helton or her agents to divulge, disclose or make accessible such information.  Similarly, TDS agrees that it will respond to reference requests about Ms. Helton by providing the reference letter from LeRoy T. Carlson, Jr., attached hereto as Exhibit C.  TDS further agrees to provide a reference in keeping with the tone and information contained in such letter in response to any request for a reference for Ms. Helton.  Mr. Carlson will provide a personal reference for Ms. Helton if contacted. Any contact by Ms. Helton or TDS with others, including the media, with respect to each other, TDS’ policies or practices or facts and circumstances giving rise to this arrangement will be in keeping with the information contained in the Press Release and communication to employees, Exhibits A and B attached hereto; provided however that so long as Ms. Helton does not disparage TDS, nothing in this Agreement precludes Ms. Helton from discussing her prior experience, her accomplishments and her future plans with any person, including the media.

b.             TDS agrees that the President and Chief Executive Officer of Telephone and Data Systems, Inc. and the Vice President — Human Resources of Telephone and Data Systems, Inc., while employed by TDS, have not and will not directly or indirectly make any disparaging communication, or release any information or encourage others to make any communication or release any information, that is designed to embarrass or disparage Ms. Helton to any person, including prospective persons with whom Ms. Helton is discussing employment or director position opportunities, the media, search consultants, employers, or the press or other media in any country; provided, that it will not be a violation of this paragraph for TDS or its agents to make truthful statements when required by legal process to do so by a court of law, by any governmental agency having supervisory authority over the business of TDS or by any administrative or legislative body (including a committee thereof) with the jurisdiction to order TDS to divulge, disclose or make accessible such information.

c.             Ms. Helton and TDS agree that any violation of this paragraph shall constitute a material breach of this Agreement.

18.           General Release.

a.             In consideration of the payments and benefits provided and actions taken by TDS as set forth in this Agreement, Ms. Helton knowingly and voluntarily waives and releases forever whatever claims she may have against TDS as of the date of this Agreement, including its or their respective officers, directors, partners, shareholders, employees, associates, agents, and representatives (collectively referred to as the “Released Parties”), including but not limited to:

claims based upon or relating to her hire by TDS; any aspect of the work she performed; any aspect of her employment relationship with TDS, including her compensation; any oral or written agreements regarding her employment relationship with TDS; or the separation of her employment or the facts relating to or surrounding any aspect of that separation, except for any claims that she may have under the Agreement.  This release and waiver includes, without limitation, any claims she may have, whether known or unknown, in connection with any rights under federal, state or local law, including, but not limited to, claims of breach of contract, wrongful termination, unjust dismissal, defamation, libel or slander, or under any federal, state or local law dealing with discrimination based on age, race, sex, national origin, handicap, religion, disability or sexual preference.  This release of claims includes, but is not limited to, all claims arising under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Civil Rights Act of 1991, state fair employment, human rights and/or civil rights laws, and all other federal, state and local labor and anti-discrimination laws, the common law and any other purported restriction on an employer’s right to terminate the employment of employees.  Nothing in this paragraph will affect Ms. Helton’s right to indemnification for her acts or omissions while holding a TDS Office or Position, as provided in Article VIII of the Bylaws of Telephone and Data Systems, Inc., as amended June 24, 2004.

b.             Ms. Helton represents and warrants that she has no pending charges of discrimination with any state or federal government agency or any other claims pending against the Released Parties.  Ms. Helton further represents that she has never suffered an on the job or occupational injury or disease or incurred any wage, overtime or family and medical leave claim while working at TDS.

c.             Ms. Helton acknowledges and agrees that the payments and benefits set forth in this Agreement shall be in lieu of any other severance benefits that may be payable to her upon her termination of employment with TDS.  In consideration for such payments and benefits, Ms. Helton hereby waives any severance benefits to which she otherwise might be entitled.

d.             Ms. Helton acknowledges and agrees to sign on December 31, 2006 a Supplemental General Release attached hereto as Exhibit D.

19.           Resolution of All Claims.  Ms. Helton acknowledges and agrees that all disputes between herself and the Released Parties have been fully and finally settled to her complete satisfaction, leaving no disputes, controversies, claims or grievances of any kind between Ms. Helton and the Released Parties.  Ms. Helton therefore covenants and agrees that, except as may be compelled by law, she will not raise or in any way pursue any claims which are being released and discharged in this Agreement in any forum of any kind, including, without limitation, the federal, state or local courts, or federal, state or local agencies or offices of any kind, be they administrative, regulatory, judicial, quasi-judicial, or otherwise.

20.           Acknowledgment of Sufficient Time to Consider this Agreement and to Consult With a Lawyer.  Ms. Helton expressly acknowledges that she has been informed that she may consult with a lawyer of her choice, that she has consulted with her lawyer, Laurel G. Bellows, and that she has had sufficient time to consult with Ms. Bellows prior to executing this Agreement.  Ms. Helton acknowledges that she is not waiving rights or claims that may arise after the date this Agreement is executed.  Ms. Helton further acknowledges that she has been informed that she is entitled to a period of at least twenty-one (21) days within which to consider this Agreement, but that she may execute this Agreement at any time prior to the expiration of the 21-day period.

21.           Revocation Right.  Within seven (7) days following the date of Ms. Helton’s execution of this Agreement, Ms. Helton shall have the right to revoke this Agreement by serving within such 7-day period written notice of her revocation upon C. Theodore Herbert, Vice President, Human Resources, Telephone and Data Systems, Inc., 30 N. LaSalle St., Suite 4000, Chicago, IL 60602 and TDS’ attorney, Adrianne C. Mazura, DLA Piper US LLP, 203 N. LaSalle St., Suite 1900, Chicago, IL 60601.  If Ms. Helton does not revoke this Agreement during this seven (7) day period, this Agreement shall become effective on the eighth day after the date of Ms. Helton’s execution of this Agreement and Ms. Helton shall have no further right to revoke this Agreement.

22.           Knowing and Voluntary Release.  Ms. Helton acknowledges that in releasing and waiving any claims and rights that she has or may have against the Released Parties, including those under the Age Discrimination in Employment Act, she does so knowingly and voluntarily, in exchange for consideration in addition to anything of value to which she already is entitled.

23.           Notices.  All notices and other communications required or permitted under this Agreement shall be deemed to have been duly given and made if in writing and if served personally on the party for whom intended or by being deposited, postage prepaid, certified or registered mail, return receipt requested, in the United States mail bearing the address shown below for each such party or such other address as that party may designate in writing hereafter

(a)	If to TDS:	(b)	If to Ms. Helton:

	C. Theodore Herbert		Sandra L. Helton
	Telephone & Data Systems, Inc.		1040 N. Lake Shore Dr., #26A
	30 N. LaSalle St., Suite 4000		Chicago, IL 60611
Chicago, IL 60602

	with a copy which shall not		with a copy which shall not
	constitute notice to:		constitute notice to:

	Adrianne C. Mazura		Laurel G. Bellows
	DLA Piper US LLP		Bellows and Bellows PC
	203 N. LaSalle St., Suite 1900		209 S. LaSalle St., Suite 800
	Chicago, IL 60601-1293		Chicago, IL 60604

24.           Non-admission.  Nothing herein shall be deemed to constitute an admission of wrongdoing by Ms. Helton, TDS or any of the other Released Parties.  Neither this Agreement nor any of its terms shall be used as an admission or introduced as evidence as to any issue of law or fact in any proceeding, suit or action, other than an action to enforce this Agreement.

25.           Waiver.  TDS’ future waiver of a breach by Ms. Helton of any provision of this Agreement or failure to enforce any such provision with respect to her shall not operate or be construed as a waiver of any subsequent breach by Ms. Helton of any such provision or of TDS’ right to enforce any such provision with respect to Ms. Helton.  No act or omission of TDS shall constitute a waiver of any of its rights hereunder except for a written waiver signed by TDS’ President and Chief Executive Officer.

26.           Entire Agreement/Ratification.   The terms contained in this Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior negotiations, representations or agreements relating thereto whether written or oral, TDS acknowledges that the covenants contained in Paragraph 4 are the only restrictive covenants to which Ms. Helton will be bound and that, in the event of conflict, this Agreement will govern. Not in limitation of the generality of the foregoing, this Agreement shall supersede any existing oral or written agreements between Ms. Helton and TDS including but not limited to the letter agreement dated August 10, 1998 relating to Ms. Helton’s hiring by TDS.  Ms. Helton represents that in executing this Agreement, she has not relied upon any representation or statement not set forth herein.  No amendment or modification of this Agreement shall be valid or binding upon the parties unless in writing and signed by both parties.

27.           Governing Law.

(a)           This Agreement shall be construed in accordance with, and governed by, the internal Laws of the State of Illinois without giving effect to principles of conflicts of law.  Each party agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement, whether in tort or contract or at law or in equity, exclusively in the United States District Court for the Northern District of Illinois or the courts of the State of Illinois (the “Chosen Courts”) and (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts for purposes of any such action or proceedings, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding shall be effective if notice, including the original or a copy of such process, is given and receipt thereof evidenced in accordance with Section 23.

(b)           The parties hereby irrevocably waive any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement.

MS. HELTON AND TDS EXPRESSLY STATE THAT THEY HAVE READ THIS EMPLOYMENT AGREEMENT AND GENERAL RELEASE, THAT THEY UNDERSTAND EACH OF ITS TERMS, AND THAT THEY HAVE ENTERED INTO IT VOLUNTARILY AND INTEND TO BE BOUND THEREBY.

TELEPHONE AND DATA SYSTEMS, INC.		SANDRA L. HELTON

By:		By:
	C. Theodore Herbert		Sandra L. Helton

Dated:   November 30, 2006                                                                Dated:   November 30, 2006

EXHIBIT A

DRAFT

TELEPHONE AND DATA SYSTEMS, INC. ANNOUNCES RESIGNATION OF

SANDRA L. HELTON

Company’s Executive Vice President, Chief Financial Officer and Board Member To Resign After Eight Year Tenure

CHICAGO, Dec. [XX], 2006 — Telephone and Data Systems, Inc. (AMEX: TDS, TDS.S) announced today that Sandra L. Helton has resigned as the company’s Executive Vice President and Chief Financial Officer and member of the board of directors, as well as a member of the board of directors of United States Cellular Corporation (AMEX: USM) and other subsidiaries of TDS, effective December 31, 2006.

 “We are grateful to Sandy for her many important contributions to the Board and to our company,” said Walter C. D. Carlson, TDS Chairman.

 “Under Sandy’s leadership, TDS made great strides in our financial operations. We look forward to continuing and building on this work in the months and years ahead,” said LeRoy T. Carlson, Jr., President and Chief Executive Officer.

Sandy Helton said that “after eight years with the company, I felt the time had come for me to move ahead with some personal and professional interests.  I am proud of everything my team and I were able to accomplish.”

Among Ms. Helton’s accomplishments during her tenure are:

•                  Refocusing the company’s operating units on profitability;

•                  Initiating capital structure changes, including strengthening and simplifying the company’s debt structure;

•                  Initiating a strategic planning approach for the company and its operating subsidiaries;

•                  Reducing the company’s income tax and property tax burdens;

•                  Strengthening corporate staff functions; and

•                  Implementing Sarbanes Oxley requirements.

Prior to TDS, Ms. Helton spent 26 years with Corning Incorporated where she held positions in engineering and finance, including Senior Vice President and Treasurer, a position she held from 1991-1997.  In addition to her finance roles at Corning, she played a leadership role in several major change initiatives, including Total Quality Management and Corporate-wide reengineering.  After Corning, Ms. Helton served as Vice President and Corporate Controller of Compaq Computer Corporation from 1997-1998.

Ms. Helton is a member of The Chicago Network, The Economic Club of Chicago, and The Executives Club of Chicago.  She serves on the Board of Northwestern Memorial Health Care.

(more)

Ms. Helton graduated with an S.M. (MBA) in Finance from the Sloan School, Massachusetts Institute of Technology and graduated summa cum laude with a B.S. from the University of Kentucky in Lexington, Kentucky.

About TDS

TDS is a diversified telecommunications corporation founded in 1969.  Through its business units, U.S. Cellular and TDS Telecom, TDS operates primarily by providing wireless, local telephone and broadband services.  As of September 30, 2006, the company employed 11,700 people and served 6.9 million customers/units in 36 states.

About U.S. Cellular

As of September 30, 2006, U.S. Cellular, the nation’s sixth-largest wireless service carrier, provided wireless service to 5.7 million customers/units in 26 states.  The Chicago-based company operates on a customer satisfaction strategy, meeting customer needs by providing a comprehensive range of wireless products and services, superior customer support and a high-quality network.

# # # #

Contact:

Website: www.teldta.com

EXHIBIT B

INTERNAL ANNOUNCEMENT

DRAFT

Ted Carlson announced today that Sandra L. Helton, TDS’ Executive Vice President and Chief Financial Officer and member of the Boards of Directors of TDS, U.S. Cellular and TDS Telecom, has decided to resign from her various positions with TDS and its subsidiaries, effective December 31, 2006.

Sandy said “After eight years with the company, I feel the time has come for me to move ahead with some personal and professional interests.  I am looking forward to a chance to relax some and spend more time with my family before I write the next chapter in my career. I am very proud of everything my team and I were able to accomplish.”

Ted Carlson stated that “Sandy and her team have achieved a great amount for TDS in the past eight years, and she will be missed.  She leaves behind a strong team who will build on this foundation over the months and years ahead.  Please join me in wishing Sandy continued success in all her future endeavors.”

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EXHIBIT C

DRAFT REFERENCE LETTER

I am very pleased to provide a reference for Sandra L. Helton, who served as Executive Vice President and Chief Financial Officer of Telephone and Data Systems, Inc. from August 31, 1998 until December 31, 2006.  During her tenure with TDS, she also was a member of the TDS and U.S. Cellular Boards of Directors.

Sandy came to TDS after she worked at Corning, Inc. and Compaq (Computer Corporation).  At TDS she was a highly valued member of our senior leadership team and highly committed to pursuing TDS’ best interests.  She was responsible for accounting and control, treasury, tax, investor relations, information systems, strategic planning, and the corporate secretary function. In addition, while internal audit reported to the audit committees of the TDS and U.S. Cellular Boards, it reported administratively to Sandy.  She also supervised a human resources team which supported her organization.

Among Sandy’s many important accomplishments at TDS were the following:

•                  Strengthening her organization through hiring highly talented senior executives including the Senior Vice President and Corporate Controller, the Senior Vice President and CIO, the Vice President of Internal Audit and the Vice President and Corporate Secretary; developing existing staff; and implementing human resources programs to continuously improve capabilities and performance.

•                  Leading the finance function across the enterprise in programs to oversee and manage accounting and controls, finance processes and systems, analytical support to the businesses and cross enterprise collaboration.

•                  Implementing the requirements of the Sarbanes-Oxley Act.

•                  Increasing the company’s focus on profitability and introducing return on capital as a key performance measure.

•                  Initiating capital structure changes, including strengthening and simplifying the company’s debt structure.

•                  Improving the strategic planning approach for the corporation and its operating subsidiaries, and significantly contributing to the development of the company’s strategies.

•                  Contributing to the company’s bottom line performance through effective management of corporate staff costs and reductions in income tax and property tax rates.

We were sorry to see Sandy leave and she will be missed.  I particularly appreciated her oversight and leadership of the finance team.  However, we respect her desire to move on to other opportunities.  Her significant intellect, management capability, integrity and strong work ethic will be important ingredients for success in her future endeavors.

Sincerely,

LeRoy T. Carlson, Jr.

President and CEO

Telephone and Data Systems, Inc.

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EXHIBIT D

SUPPLEMENTAL AGREEMENT AND GENERAL RELEASE

This Supplemental Agreement and General Release (“Supplement”) confirms the following understandings and agreements between Telephone and Data Systems, Inc. on behalf of itself and its subsidiaries, partnerships, affiliates, business units and related entities (“TDS”) and Sandra L. Helton (“Ms. Helton”).

1.             General Release.

a.             In consideration of the payments and benefits provided and actions taken by TDS described in the Employment Agreement and General Release dated November 30, 2006 (“the Agreement”), Ms. Helton knowingly and voluntarily waives and releases forever whatever claims she may have against TDS as of the date of this Supplement, including its or their respective officers, directors, partners, shareholders, employees, associates, agents, and representatives (collectively referred to as the “Released Parties”), including but not limited to: claims based upon or relating to her hire by TDS; any aspect of the work she performed; any aspect of her employment relationship with TDS, including her compensation; any oral or written agreements regarding her employment relationship with TDS; or the separation of her employment or the facts relating to or surrounding any aspect of that separation, except for any claims that she may have under the Agreement and the Supplement.  This release and waiver includes, without limitation, any claims she may have, whether known or unknown, in connection with any rights under federal, state or local law, including, but not limited to, claims of breach of contract, wrongful termination, unjust dismissal, defamation, libel or slander, or under any federal, state or local law dealing with discrimination based on age, race, sex, national origin, handicap, religion, disability or sexual preference.  This release of claims includes, but is not limited to, all claims arising under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act, the Americans with Disabilities Act, the Civil Rights Act of 1991, state fair employment, human rights and/or civil rights laws, and all other federal, state and local labor and anti-discrimination laws, the common law and any other purported restriction on an employer’s right to terminate the employment of employees.  Nothing in this paragraph will affect Ms. Helton’s right to indemnification for her acts or omissions while holding a TDS office or position, as provided in Article VIII of the By Laws of Telephone and Data Systems, Inc., as amended June 24, 2004.

b.             Ms. Helton represents and warrants that she has no pending charges of discrimination with any state or federal government agency or any other claims pending against the Released Parties.  Ms. Helton further represents that she has never suffered an on the job or occupational injury or incurred any wage, overtime or family and medical leave claim while working at TDS.

2.             Resolution of All Claims.  Ms. Helton acknowledges and agrees that all disputes between herself and the Released Parties have been fully and finally settled to her complete satisfaction, leaving no disputes, controversies, claims or grievances of any kind between Ms. Helton and the Released Parties.  Ms. Helton therefore covenants and agrees that, except as may be compelled by law, she will not raise or in any way pursue any claims which are being released and discharged in this Agreement in any forum of any kind, including, without limitation, the federal, state or local courts, or federal, state or local agencies or offices of any kind, be they administrative, regulatory, judicial, quasi-judicial, or otherwise.

3.             Acknowledgment of Sufficient Time to Consider This Supplement and to Consult With a Lawyer.  Ms. Helton expressly acknowledges that she has been informed that she may consult with a lawyer of her choice, that she has consulted with her lawyer, Laurel G. Bellows, and that she has had sufficient time to consult with Ms. Bellows prior to executing this Supplement.  Ms. Helton acknowledges that she is not waiving rights or claims that may arise after this Supplement is executed.  Ms. Helton further acknowledges that she has been informed that she is entitled to a period of at least 21 days within which to consider this Supplement, but that she may execute this Supplement at any time prior to the expiration of the 21-day period.

4.             Revocation Right.  Within 7 days following the date of Ms. Helton’s execution of this Supplement, Ms. Helton shall have the right to revoke this Supplement by serving within such 7-day period written notice of her revocation upon C. Theodore Herbert, Telephone & Data Systems, Inc., 30 North LaSalle Street, Suite 4000, Chicago, IL 60602 and to TDS’ attorney, Adrianne C. Mazura, DLA Piper US LLP, 203 North LaSalle Street, Suite 1900, Chicago, Illinois 60601.  If Ms. Helton does not revoke this Supplement during this 7-day period, this Supplement shall become effective on the eighth day after the date of Ms. Helton’s execution of this Supplement and Ms. Helton shall have no further right to revoke this Supplement.

5.             Knowing and Voluntary Release.  Ms. Helton acknowledges that in releasing and waiving any claims and rights that she has or may have against the Released Parties, including those under the Age Discrimination in Employment Act, she does so knowingly and voluntarily, in exchange for consideration in addition to anything of value to which she already is entitled.

6.             Notices.  All notices and other communications required or permitted under this Supplement shall be deemed to have been duly given and made if in writing and if served personally on the party for whom intended or by being deposited, postage prepaid, certified or registered mail, return receipt requested, in the United States mail bearing the address shown below for each such party or such other address as that party may designate in writing hereafter

(a)	If to TDS:	(b)	If to Ms. Helton:

	C. Theodore Herbert		Sandra L. Helton
	Telephone & Data Systems, Inc.		1040 N. Lake Shore Dr., #26A
	30 N. LaSalle Street, Suite 4000		Chicago, Illinois 60611
Chicago, Illinois 60602

	Adrianne C. Mazura		Laurel G. Bellows
	DLA Piper US LLP		Bellows & Bellows PC
	203 North LaSalle Street, Suite 1900		209 S. LaSalle Street, Suite 800
	Chicago, Illinois 60601-1293		Chicago, Illinois 60604

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7.             Non-admission.  Nothing herein shall be deemed to constitute an admission of wrongdoing by Ms. Helton, TDS or any of the other Released Parties.  Neither this Supplement nor any of its terms shall be used as an admission or introduced as evidence as to any issue of law or fact in any proceeding, suit or action, other than an action to enforce this Supplement.

8.             Waiver.  TDS’s future waiver of a breach by Ms. Helton of any provision of this Supplement or failure to enforce any such provision with respect to her shall not operate or be construed as a waiver of any subsequent breach by Ms. Helton of any such provision or of TDS’ right to enforce any such provision with respect to Ms. Helton.  No act or omission of TDS shall constitute a waiver of any of its rights hereunder except for a written waiver signed by TDS’ President and Chief Executive Officer.

9.             Reaffirmation/Ratification.   The terms contained in this Supplement supplements the Employment Agreement and General Release executed on November ___, 2006 (“Agreement”) and is being signed pursuant to that Agreement.  All terms of that Agreement remain in effect and are hereby reaffirmed.  Ms. Helton represents that in executing this Supplement, she has not relied upon any representation or statement not set forth herein.  No amendment or modification of this Supplement shall be valid or binding upon the parties unless in writing and signed by both parties.

10.          Governing Law.

(a)           This Agreement shall be construed in accordance with, and governed by, the internal Laws of the State of Illinois without giving effect to principles of conflicts of law.  Each party agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement, whether in tort or contract or at law or in equity, exclusively in the United States District Court for the Northern District of Illinois or the courts of the State of Illinois (the “Chosen Courts”) and (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts for purposes of any such action or proceedings, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding shall be effective if notice, including the original or a copy of such process, is given and receipt thereof evidenced in accordance with Section 6.

(b)           The parties hereby irrevocably waive any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement.

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MS. HELTON AND TDS EXPRESSLY STATE THAT THEY HAVE READ THIS SUPPLEMENTAL AGREEMENT AND GENERAL RELEASE, THAT THEY UNDERSTAND EACH OF ITS TERMS, AND THAT THEY HAVE ENTERED INTO IT VOLUNTARILY AND INTEND TO BE BOUND THEREBY.

TELEPHONE AND DATA SYSTEMS, INC.		SANDRA L. HELTON

By:		By:
	C. Theodore Herbert		Sandra L. Helton

	Dated: December , 2006		Dated: December , 2006

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AMENDMENT TO

EMPLOYMENT AGREEMENT AND GENERAL RELEASE

This Amendment to Employment Agreement and General Release (“Amendment”) is entered into by and between Telephone and Data Systems, Inc. on behalf of itself and its subsidiaries, partnerships, affiliates, business units and related entities (“TDS”) and Sandra L. Helton (“Ms. Helton”).

WHEREAS, TDS and Ms. Helton are parties to an Employment Agreement and General Release dated as of November 30, 2006 (“Agreement”); and

WHEREAS, TDS and Ms. Helton desire to amend the Agreement as herein set forth;

NOW, THEREFORE, in consideration of the mutual promises contained in this Amendment and for other good and valuable consideration, the adequacy and receipt of which the parties expressly acknowledge, Ms. Helton and TDS agree as follows:

1.             Amendment of Form of Press Release and Communications to Employee.  Notwithstanding the form of press release and form of communications to employees set forth as Exhibits A and B to the Agreement, TDS and Ms. Helton agree that TDS will issue a press release in the Form attached hereto as Exhibit A and communications to employees  in the form attached hereto as Exhibit B.

2.             Confirmation of Agreement as Amended.  Except as amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

MS. HELTON AND TDS EXPRESSLY STATE THAT THEY HAVE READ THIS AMENDMENT, THAT THEY UNDERSTAND EACH OF ITS TERMS, AND THAT THEY HAVE ENTERED INTO IT VOLUNTARILY AND INTEND TO BE BOUND THEREBY.

TELEPHONE AND DATA SYSTEMS, INC.	SANDRA L. HELTON

By:	By:
C. Theodore Herbert	Sandra L. Helton

Dated: December 4, 2006	Dated: December 4, 2006

EXHIBIT A

Press Release

Contact:	Mark A. Steinkrauss, Vice President, Corporate Relations
(312) 592-5384 mark.steinkrauss@teldta.com

FOR RELEASE: IMMEDIATE

TDS CFO SANDRA L. HELTON RESIGNS;

TDS APPOINTS KENNETH R. MEYERS AS NEW CFO

CHICAGO — Dec. 4, 2006 — Telephone and Data Systems, Inc. [AMEX:TDS, TDS.S] today announced that Sandra L. Helton has resigned as executive vice president and chief financial officer, effective Dec. 31, 2006.  Helton will also step down from the company’s board, and the board of United States Cellular Corporation [AMEX:USM], TDS’ publicly traded subsidiary. TDS has appointed Kenneth R. Meyers, currently executive vice president and chief financial officer of U.S. Cellular, to replace Helton.

“Under Sandy Helton’s leadership, TDS’ finance and accounting operations made great progress,” said LeRoy T. Carlson, Jr., TDS president and CEO. “We look forward to continuing and building on this work in the future.”

Helton’s accomplishments during her tenure included:

•                  Refocusing the company’s operating units on improved profitability

•                  Initiating capital structure changes, including strengthening and simplifying the company’s debt structure

•                  Initiating an enterprise-wide strategic planning approach for the company and its operating subsidiaries

•                  Reducing the company’s income tax and property tax obligations

•                  Strengthening corporate staff functions

•                  Implementing requirements related to the Sarbanes-Oxley Act

“After eight years with the company, I feel the time has come for me to move ahead with some other personal and professional interests,” said Helton. “I am proud of everything my team and I have accomplished.”

“We are grateful to Sandy Helton for her many important contributions to the TDS board and to our company, and we wish her success in her future endeavors,” said Walter C.D. Carlson, TDS chairman.

Prior to joining TDS, Helton spent 26 years with Corning Incorporated, where she held several finance and engineering positions, including serving as senior vice president and treasurer from 1991 to 1997. In addition, she played a leadership role in several major change initiatives, including Total Quality Management and corporate reengineering. Helton also served as vice president and corporate controller of Compaq Computer Corporation, now part of Hewlett-Packard Company, from 1997 to 1998.

Helton serves on the board of directors of The Principal Financial Group, Covance Inc. and Northwestern Memorial Health Care.  She is a member of The Chicago Network, the Economic Club of Chicago, and The Executives’ Club of Chicago.

Helton received an S.M. (MBA) in finance from the MIT Sloan School of Management and a B.S. from the University of Kentucky.

About TDS

TDS is a diversified telecommunications corporation founded in 1969. Through its business units, U.S. Cellular and TDS Telecom, TDS operates primarily by providing wireless, local telephone, and broadband services. As of Sept. 30, 2006, the company employed 11,700 people and served 6.9 million customers/units in 36 states.

About U.S. Cellular

As of Sept. 30, 2006, U.S. Cellular Corporation, the nation’s sixth-largest wireless service carrier, provided wireless service to 5.7 million customers in 26 states.  The Chicago-based company operates on a customer satisfaction strategy, meeting customer needs by providing a comprehensive range of wireless products and services, superior customer support and a high-quality network.

For more information about TDS or its business units, visit:

TDS: www.teldta.com	TDS Telecom: www.tdstelecom.com
U.S. Cellular: www.uscc.com

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EXHIBIT B

Internal Announcement

CFO Sandra Helton resigns

Sandra Helton, who has served with distinction as TDS’ CFO for eight years, has decided to resign effective Dec. 31, 2006. Sandy and her team have achieved a great amount for TDS in the past eight years, and she will be missed. In Sandy’s own words, “After eight years with the company, I feel the time has come for me to move ahead with some personal and professional interests. I am looking forward to a chance to relax and spend more time with my family, before I write the next chapter in my career. I am very proud of everything my team and I were able to accomplish at TDS.”

Please join me in wishing Sandy continued success in all of her future endeavors.